Exhibit 10.1

FIRST LEASE OPTION CONFIRMATION AGREEMENT

THIS AGREEMENT dated as of September 28, 2005, by and between S&N HOTEL LIMITED PARTNERSHIP (A District of Columbia limited partnership), trading as Highlandtown Village Shopping Center, having an address of 13321 New Hampshire Avenue, Suite 104, Silver Spring, Maryland 20904, assignee of Highlandtown Village Shopping Center, Inc. (“Landlord”) and AMERICASBANK, a Maryland banking corporation, having an address of 500 York Road, Towson, Maryland 21204-5103 (“Tenant”).

WITNESSETH:

WHEREAS, by Lease dated June 6, 2000 (the “Lease”), there was demised and leased to Tenant certain premises situated at Highlandtown Village Shopping Center located in Baltimore, Maryland, and described more fully therein (the “Leased Premises”); and

WHEREAS, by letter dated August 18, 2005, Tenant informed Landlord that it intends to exercise its option under Sec. 1.04 of the Lease to extend the term thereof for a term of five (5) years, and

WHEREAS, the parties hereto desire to wish to acknowledge and confirm that said option has been exercised and that the term of the Lease will be extended five (5) years upon the same terms and conditions set forth therein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Landlord and Tenant do hereby covenant and agree as follows:

1. CONFIRMATION OF EXTENSION OF TERM: The Tenant has exercised its first option to extend the term of the Lease in accordance with Sect. 1.04 thereof. The term of the Lease which will expire on October 31, 2005 shall be and the same is automatically extended for a period of five (5) years commencing November 1, 2005 and expiring on October 31, 2010 on the same covenants, terms and conditions as those specified in the Lease.

2. REPRESENTATIONS AND WARRANTIES:

(a) Tenant hereby represents and warrants to Landlord with the understanding and intent that Landlord shall rely upon said representations and warranties that (i) the Lease is in full force and effect and has not been amended, modified, supplemented or superceded, and constitutes the entire agreement between Tenant and Landlord’s predecessor and Landlord (as successor landlord), (ii) that neither Tenant nor Landlord’s predecessor nor Landlord is in default under the Lease, (iii) that there is no defense, offset, claim or counterclaim by or in favor of Tenant against Landlord’s predecessor or Landlord under the Lease or against the obligations of Tenant under the Lease, (iv) no party other than Tenant has any right of possession or any other tenancy interest arising under or in connection with the Lease or any right to the use or possession of the Premises under the Lease, and (v) Tenant has obtained all approvals and consents which are necessary for Tenant’s valid and effective execution and delivery of this First Lease Option Confirmation Agreement.

(b) Landlord hereby represents and warrants to Landlord with the understanding and intent that Tenant shall rely upon said representations and warranties that (i) the Lease is in full force and effect and has not been amended, modified, supplemented or superceded, and constitutes the entire agreement between Tenant and Landlord’s predecessor and Landlord (as successor landlord), (ii) that neither Tenant nor Landlord’s predecessor nor Landlord is in default under the Lease, and (iii) Landlord has obtained all approvals and consents which are necessary for Landlord’s valid and effective execution and delivery of this Section Extension Agreement.

3. VALIDITY AND EFFECT ON LEASE: The Lease and all of the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and confirmed.

4. BINDING EFFECT: This Second Extension Agreement shall be binding upon and inure to the benefit of the parties and their heirs, successors and assigns.

IN WITNESS WHEREOF, the undersigned parties have executed this Second Extension Agreement as of the date first above written:

LANDLORD:

S & N HOTEL LIMITED PARTNERSHIP,

By:	Y & Y, Inc.
Sole General Partner

By:	/s/ Douglas Y Yoon
Douglas Y Yoon,
President

TENANT

AMERICASBANK

By:	/s/ A. Gary Rever
Name:	A. Gary Rever
Title:	EVP and CFO